UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2016
Performant Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Canyons Parkway
Livermore, California 94551
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 960-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 1.01.  Entry into a Material Definitive Agreement.
On October 27, 2016, Performant Business Services, Inc., which is a wholly-owned subsidiary of Performant Financial Corporation (the “Company”) and is the borrower under that certain Credit Agreement dated as March 19, 2012 with Madison Capital Funding LLC, as agent (the “Agent”) and the lenders party thereto from time to time (as amended, the “Credit Agreement”), entered into Amendment No. 6 to the Credit Agreement (the “Sixth Amendment”). The Company and certain other of its subsidiaries are guarantors of the obligations under the Credit Agreement.
Pursuant to the Sixth Amendment, the Company’s financial covenants were modified as follows:

•
The total debt to EBITDA ratio of 3.25 to 1.0, which was in effect for the computation period ending as of December 31, 2017, has been revised under the Sixth Amendment to be 4.75 to 1.0 for that period.

•	The interest coverage ratio, which was not in effect for the computation period ending as of December 31, 2017, has been revised under the Sixth Amendment to be 1.75 to 1.0 for that period.

•
The fixed charge coverage ratio of 1.20 to 1.0, which was in effect for the computation period ending as of December 31, 2017, has been revised under the Sixth Amendment to no longer apply to that period.

In connection with Amendment No. 4 to the Credit Agreement dated as of February 19, 2016, the Company deposited $7.5 million into a deposit account which is subject to the exclusive control of the Agent. Pursuant to the Sixth Amendment, the date on which these funds will be remitted to the Agent for application to the term loans or other obligations, as applicable, under the Credit Agreement has been extended by approximately four months, to February 28, 2017 (or such later date not more than thirty (30) days thereafter as may be agreed by Agent in its sole discretion); however, all or a portion of these funds may also be returned to the Company if the Agent and the requisite lenders under the Credit Agreement elect otherwise in their sole discretion. These funds may also be remitted to the Agent in accordance with the foregoing sentence prior to February 28, 2017 if an event of default has occurred and is continuing under the Credit Agreement. Also in connection with the Sixth Amendment, the Company voluntarily prepaid $7.5 million under the Credit Agreement, which was applied ratably to the Term A loan and the Term B loan.
Item  9.01    Financial Statements and Exhibits.
(d)    Exhibits

10.1	Amendment No. 6 to Credit Agreement, dated as of October 27, 2016, by and among Performant Business Services, Inc., the Lenders party hereto, and Madison Capital Funding LLC.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 31, 2016
PERFORMANT FINANCIAL CORPORATION

By: /s/ Hakan Orvell
Hakan Orvell
Chief Financial Officer